Exhibit 99.2

115 East Park Drive • Second Floor Brentwood, TN 37027 AmericanAddictionCenters.com

Investor Contact:	Tripp Sullivan	Media Contact:	Cynthia Johnson
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings to Expand in Las Vegas with Acquisition of In-Network Inpatient and Outpatient Treatment Provider for $8 Million and Real Estate Acquisition of Sober Living Beds for $5 Million

BRENTWOOD, Tenn. – (Dec 11, 2015) AAC Holdings, Inc. (NYSE: AAC), through its operating subsidiary, American Addiction Centers, Inc., signed a definitive agreement to acquire Solutions Recovery, Inc., its affiliates and associated real estate assets for an aggregate $6.75 million in cash and $6.25 million of restricted shares of AAC Holdings’ common stock. The acquisitions provide the following:

•	100 Sober Living Beds (owned)

•	70 Licensed In-Network Detox, Residential and Halfway House Beds (leased)

•	24 Sober Living Beds (leased)

•	3 Licensed, In-Network Outpatient Centers (leased)

“We have a strong presence in Las Vegas with our out-of-network Desert Hope inpatient and outpatient treatment facilities. With the addition of Solutions Recovery’s in-network inpatient and outpatient centers, we will be able to meet the needs of a broader spectrum of clients in one of our highest demand markets,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “With our Desert Hope outpatient facility building on its early success and the continued strong utilization at the residential facility, we have a crucial need for expanded sober living arrangements which this acquisition provides. We expect the new capacity to allow us to treat substantially more clients by providing referral sources with both out-of-network and in-network options and enabling us to better serve the local market.”

Solutions Recovery provides detoxification, residential, and intensive outpatient treatment as well as sober living services in the greater Las Vegas area. After the acquisition, Dave Marlon will continue as facility CEO and the Solutions Recovery staff will remain with the company. The purchase is expected to be completed during the first half of 2016 and is subject to certain closing conditions, including the receipt of governmental approvals and licenses necessary to operate the business.

People Who Care. An Approach That Works.

Solutions Recovery generated revenue of approximately $4.5 million for the nine months ending September 30, 2015. While EBITDA is currently minimal, the Company expects to generate approximately $2 million of EBITDA in the first twelve months of ownership.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 18 substance abuse treatment facilities. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of acquisitions; (vi) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of acquisitions; (vii) our failure to achieve anticipated financial results from contemplated acquisitions; (viii) a disruption in our ability to perform definitive drug testing services; (ix) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (x) a disruption in our business related to the recent indictment of certain of our subsidiaries and current and former employees; (xi) our inability to agree on conversion and other terms for the balance of convertible debt; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to obtain senior lender consent to exceed the current $50 million limit in unsecured subordinated debt; (xiv) our inability to integrate newly acquired facilities; (xv) a disruption to our business and reputational and potential economic risks associated with the civil securities claims brought by shareholders; and (xvi) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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